UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 2, 2006
CAMDEN PROPERTY TRUST
(Exact name of Registrant as Specified in Charter)

Texas (State or Other Jurisdiction of Incorporation)	1-12110 (Commission File Number)	76-6088377 (I.R.S. Employer Identification Number)
Three Greenway Plaza, Suite 1300, Houston, Texas 77046
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 354-2500
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 2, 2006, Camden Property Trust, a Texas real estate investment trust (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc. (the “Underwriter”) pursuant to which the Company agreed to issue and sell to the Underwriter 3,600,000 common shares of beneficial interest, par value $0.01 per share (“Common Shares”), of the Company.
     In addition, solely for the purpose of covering over-allotments, the Company granted to the Underwriter the option to purchase from the Company up to an additional 360,000 Common Shares.
     The Company intends to use the net proceeds from the sale to reduce indebtedness on its unsecured line of credit allowing additional capacity to fund its current and future development activities and for general corporate purposes. An affiliate of the Underwriter is a lender under the Company’s line of credit and, upon application of the net proceeds from the sale of the Common Shares, will receive its proportionate share of the amount of the line of credit so repaid. In addition, in the ordinary course of its business, the Underwriter and its affiliates have engaged, and may in the future engage, in other commercial banking and/or investment banking transactions with the Company and its affiliates for which they have received, and may in the future receive, customary fees.
     The description herein of the Underwriting Agreement is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Underwriting Agreement filed as Exhibit 1.1 hereto.
     A copy of the press release issued by the Company on June 2, 2006 announcing the pricing of the Common Shares is filed as Exhibit 99.1 hereto.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
Number	Title
1.1	Form of Underwriting Agreement between the Company and the Underwriter dated June 2, 2006.

99.1	Press Release, dated June 2, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 5, 2006

CAMDEN PROPERTY TRUST

By:	/s/ Dennis M. Steen

Dennis M. Steen
Senior Vice President — Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Title
1.1	Form of Underwriting Agreement between the Company and the Underwriter dated June 2, 2006.

99.1	Press Release dated June 2, 2006.